EXHIBIT 99.1

CSK AUTO, INC. ANNOUNCES EXTENSION OF EXCHANGE OFFER

Phoenix, Arizona, July 11, 2002—CSK Auto, Inc., a wholly owned subsidiary of CSK Auto Corporation (NYSE: CAO), today announced that it has extended until 5:00 p.m., New York City time, on July 16, 2002, its offer to exchange up to $280,000,000 of its 12% Senior Notes due 2006, Series A, for an equal amount of its outstanding 12% Senior Notes due 2006, Series B. The exchange offer was previously scheduled to expire at 5:00 p.m., New York City time, on July 11, 2002. As of 5:00 p.m. on July 11, 2002, $279,025,000 of the $280,000,000 of the Series A Notes had been tendered for exchange.

The exchange offer is described in detail in a prospectus relating to the Senior Notes dated June 6, 2002 and is made on the terms and conditions set forth in the prospectus. The prospectus may be accessed electronically through the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov or may be obtained by contacting:

Randi Morrison Assistant General Counsel 645 E. Missouri Avenue, Suite 400 Phoenix, Arizona 85012-1373

CSK Auto, Inc. is a specialty retailer in the automotive aftermarket. As of May 5, 2002, the Company operated 1,124 stores in 19 states under the brand names Checker Auto Parts, Schuck’s Auto Supply and Kragen Auto Parts.

CONTACT:
Don Watson
CSK Auto Corporation
(602) 631-7224